Exhibit 10.57

SERIES A-2 PREFERRED STOCK

AND COMMON STOCK PURCHASE AGREEMENT

This Series A-2 Preferred Stock and Common Stock Purchase Agreement (this “Agreement”) is entered into as of December 19, 2006 by and among Ercole Biotech, Inc., a Delaware corporation (the “Ercole”), and AVI BioPharma, Inc. (“AVI”).

WHEREAS, Ercole and AVI are parties to that certain Collaboration and License Agreement, dated of even date herewith (the “Collaboration Agreement”);

WHEREAS, in connection with entering into the Collaboration Agreement with Ercole, AVI desires to acquire shares of Ercole’s Series A-2 Preferred Stock, par value $0.001 per share (the “Series A-2 Preferred”); and Ercole desires to sell such shares of Series A-2 Preferred upon the terms set forth herein; and

WHEREAS, AVI has agreed to issue to Ercole, as consideration to be paid for the Series A-2 Preferred, shares of freely tradeable common stock of AVI, par value $.0001 per share (the “AVI Common Stock”), which shares have been registered in a shelf offering registration on a Form S-3 registration statement declared effective by the SEC and currently in effect, SEC No. 333-109015 (the “Shelf Registration”), pursuant to the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, Ercole and AVI mutually agree as follows:

1.             Authorization and Sale of Stock.

1.1           Authorization.  Ercole has authorized the issuance and sale of up to an aggregate of Six Hundred Twenty-Five Thousand (625,000) shares of the Series A-2 Preferred (the “Ercole Shares”).

1.2           Sale and Payment for Ercole Shares.  Subject to the terms and conditions of this Agreement, Ercole hereby agrees to issue and sell to AVI and AVI hereby agrees to purchase from Ercole all of the Ercole Shares for an aggregate purchase price of $675,000 (the “Purchase Price”) consisting of one hundred ninety-two thousand, eight hundred fifty-seven (192,857) registered and freely tradeable shares of AVI Common Stock (the “AVI Shares”).

1.3           Sale of AVI Shares by Ercole.  Ercole may sell the AVI Shares at its discretion, provided, however, that Ercole shall sell in any single trading day no more than 60,000 shares and no single trade shall involve the sale of more than 20,000 shares.

2.             Closing; Delivery.

2.1           Closing.  The closing of the sale and issuance of the Ercole Shares to AVI and of the AVI Shares to Ercole (the “Closing”), shall take place at 10:00 a.m. (ET) on December 22, 2006, or such earlier date as mutually agreed by the parties (the “Closing Date”), at the offices of Hutchison Law Group PLLC, 5410 Trinity Road, Suite 400, Raleigh, North Carolina 27607 by electronic transmission or hand delivery of documents, or at such other time and place as Ercole and AVI agree.

2.2           Delivery.  At the Closing, subject to the terms and conditions hereof, Ercole will deliver to AVI a certificate, in such denomination and registered in such name or names as AVI may designate by notice to Ercole prior to the Closing, representing the Ercole Shares to be purchased by AVI from Ercole at the Closing, dated the date of the Closing against delivery of the AVI Shares.  AVI will deliver or cause to be delivered via DWAC or other common means of electronic share transfer to Ercole’s designated brokerage account the AVI Shares registered in such name or names as Ercole may designate by notice to AVI prior to Closing.

3.             Representations and Warranties of Ercole.  Subject to and except as disclosed by Ercole in the Schedule of Exceptions attached hereto and incorporated herein by reference (the “Ercole Schedule of Exceptions”), Ercole represents and warrants to AVI that:

3.1           Organization and Standing.  Ercole is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation, and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted and as currently proposed to be conducted.  Ercole is duly qualified and authorized to do business, and is in good standing as a foreign corporation, in each jurisdiction where the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect upon the business, financial condition or results of operation (a “Material Adverse Effect”) of Ercole.

3.2           Capitalization.  The authorized capital of Ercole immediately prior to the Closing is as set forth on Schedule 3.1.

3.3           Corporate Power.  Ercole has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, including without limitation, to issue the Ercole Shares.

3.4           Authorization.  All corporate action on the part of Ercole and its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Certificate (as defined in Section 5.5), the performance of all of Ercole’s obligations thereunder, and the authorization, issuance, sale and delivery of the Ercole Shares and the securities issuable upon the conversion of the Ercole Shares (collectively, the “Securities”) has been or will be taken prior to Closing.  This Agreement when executed by Ercole and the parties hereto shall constitute a valid and legally binding obligation of Ercole enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors, rules and laws governing specific performance, injunctive relief and other equitable remedies.

3.5           Valid Issuance of Securities.  The Ercole Shares, when issued, sold and delivered in accordance with the terms of this Agreement and the Certificate of Incorporation, as amended (the “Certificate of Incorporation”), will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws.  The Securities issuable upon conversion of the Ercole Shares have been duly and validly reserved for issuance, and upon issuance in accordance with the Certificate of Incorporation, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable federal and state securities laws.

3.6           Governmental Consent.  All consents, approvals, orders or authorizations of, or registrations, qualifications, designations, declarations or filings with any federal or state governmental authority on the part of Ercole required in connection with the valid execution and delivery of this Agreement the offer, sale or issuance of the Ercole Shares or the consummation of any other transaction contemplated hereby have been obtained, except for notices which may be required to be filed with certain state and federal securities commissions after the sale or issuance of the Ercole Shares, and a Form D to be filed pursuant to Rule 503 under the Securities Act of 1933, as amended, (the “1933 Act”), which notices will be filed on a timely basis.

3.7           Compliance with Laws.  To its knowledge, Ercole is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, the violation of which would have a Material Adverse Effect.

3.8           Compliance with Other Instruments.  Ercole is not in violation or default of any term of its Certificate of Incorporation or bylaws, or of any provision of any mortgage, indenture or material contract to which it is a party and by which it is bound or of any judgment, decree, order or writ, other than such violation(s) that would not have a Material Adverse Effect on Ercole. The execution, delivery and performance of this Agreement, the issuance of the Ercole Shares and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with, or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, decree, order or writ or an event that results in the creation of any lien, charge or encumbrance upon any assets of Ercole or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to Ercole, its business or operations or any of its assets or properties.  Without limiting the foregoing, Ercole has obtained all waivers reasonably necessary with respect to any preemptive rights, rights of first refusal or similar rights, including any notice or offering periods provided for as part of any such rights, in order for Ercole to consummate the transactions contemplated hereunder without any third party obtaining any rights to cause Ercole to offer or issue any securities of Ercole as a result of the consummation of the transactions contemplated hereunder.

3.9           Offering.  Based in part on the accuracy of the representations and warranties of AVI contained in Section 4.10 hereof, and subject to such filings with the Securities and Exchange Commission (“SEC”) and any applicable state securities commissions as may be required in connection therewith, the offer, issue and sale of the Ercole Shares are and will be exempt from the registration and prospectus delivery requirements of the 1933 Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

3.10         Litigation.  Except as set forth on Schedule 3.10 to the Ercole Schedule of Exceptions, there is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or to its knowledge, threatened against Ercole.  Neither Ercole nor any of its officers or directors is a party to or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.  There is no action, suit, proceeding or investigation by Ercole and pending or proceedings which Ercole intends to initiate.  The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing involving the use by any of Ercole’s former employees, in the course of performing services as an employee for Ercole, of any information or techniques allegedly proprietary to any of such employees, former employers, or their obligations under any agreements with prior employers.

3.11         Intellectual Property.  Other than the Collaboration and License Agreement (the “Isis CLA”) between Ercole and Isis Pharmaceuticals, Inc. effective May 16, 2003, and the License Agreement (the “UNC License”) between Ercole and The University of North Carolina at Chapel Hill effective October 15, 2001, there are no agreements between Ercole and any third parties which would preclude or otherwise limit Ercole’s ability to conduct its tasks and obligations under Collaboration and License Agreement entered into between the parties concurrent with the execution of this Agreement.  The Isis CLA and the UNC License are in full force and effect, and the copies provided to AVI are accurate and complete.  Ercole has not received any communications alleging that it has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, domain names, copyrights, trade secrets or other proprietary rights or processes of any other person or entity, except, in either case, for standard end-user, object code, internal-use software license and support/maintenance agreements.  To Ercole’s knowledge, no employee is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee’s best efforts to promote the interest of Ercole or that would conflict with its business.  Ercole does not believe it is or will be necessary to use any inventions of any of its employees made prior to or outside the scope of their employment by Ercole, except for any such inventions licensed to Ercole under the UNC License.

3.12         Material Liabilities.  Ercole has no material liability or obligation, and to its knowledge, no contingent liability or obligation (individually or in the aggregate) that is not disclosed in its financial statements as of and for the year ended December 31, 2005 (the “Financial Statements”), copies of which have been provided to AVI, except (i) obligations and liabilities incurred in the ordinary course of business subsequent to the date of the Financial Statements that are not materially adverse, individually or in the aggregate, (ii) obligations and liabilities identified in Section 3.12 of the Ercole Schedule of Exceptions, and (iii) obligations under contracts made in the ordinary course of business that would not be required to be reflected in financial statements prepared in accordance with generally accepted accounting principles.

3.13         Corporate Documents.  The Second Amended and Restated Certificate of Incorporation and Bylaws of Ercole are in the form provided to AVI.  The minute books of the Company contain minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and accurately reflect in all material respects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes.

3.14         Disclosure.  Ercole has provided AVI with all of the information AVI has requested for deciding whether to purchase the Ercole Shares.  To Ercole’s knowledge, no certificates made or delivered in connection with this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances under which such statements were made or given.

3.15         Investment Representations.  Ercole represents that it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment hereunder, and has the ability to bear the economic risks of such investment.  In making its investment decision hereunder, Ercole and its advisors have relied on the representations and warranties of AVI contained herein and AVI’s public filings as filed with the SEC. Ercole has not traded in AVI Common Stock or derivative securities in the 30-day period prior to the Closing Date.

4.             Representations and Warranties of AVI.  AVI hereby represents and warrants to Ercole as follows:

4.1           Organization and Standing.  AVI is a corporation duly formed, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted and as currently proposed to be conducted.

4.2           Authorization.  AVI has the requisite power and authority to enter into this Agreement, to purchase the Ercole Shares subject to all of the terms hereof, to issue and deliver the AVI Shares and to otherwise carry out and perform its obligations under the terms of this Agreement.  All corporate or other action on the part of AVI and its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all AVI’s obligations hereunder, and the authorization, issuance and delivery of the AVI Shares, has been taken.  This Agreement when executed and delivered by AVI and the parties hereto shall constitute the valid and legally binding obligation of AVI enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors, rules and laws governing specific performance, injunctive relief and other equitable remedies.

4.3           Valid Issuance of Securities.  The AVI Shares, when issued, sold and delivered in accordance with the terms of this Agreement and the Certificate of Incorporation, as amended of AVI (the “AVI Charter”), will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws and as set forth in Section 1.3 hereunder.

4.4           Governmental Consent.  All consents, approvals, orders or authorizations of, or registrations, qualifications, designations, declarations or filings with any federal or state governmental authority on the part of AVI required in connection with the valid execution and delivery of this Agreement, the offer or issuance of the AVI Shares or the consummation of any other transaction contemplated hereby have been obtained.

4.5           SEC Documents.

(a)           Since January 1, 2006, AVI has timely made all filings required to be made by it under the Exchange Act (the “SEC Documents”), and the securities laws of any state, and any rules and regulations promulgated thereunder.  The SEC Documents comply in all material respects with the requirements of the Securities Exchange Act or the Act of 1934, as amended (the “Exchange Act”) or the 1933 Act, as applicable, and none of the SEC Documents contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, as of their respective filing dates, except to the extent corrected by a subsequently filed SEC Document filed prior to the date hereof.

(b)           AVI meets all requirements for the use of the Shelf Registration and the Shelf Registration statement has been declared effective by the SEC and is effective as of the date hereof.  No stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose are pending before or, to AVI’s knowledge, threatened by the SEC and AVI is not aware of any basis for the issuance of such a stop order.  The Registration Statement complies in all material respects with the applicable requirements of the 1933 Act and the regulations thereunder.  AVI has no present intention to withdraw the Registration Statement, cease issuing shares under the Registration Statement or place a stop order or otherwise instruct its transfer agent to prohibit the transfer of shares issued pursuant to the Registration Statement.  A sufficient number of shares of AVI Common Stock are, and will be as of the Closing, available to permit the issuance of the AVI Shares by AVI pursuant to the Registration Statement.

4.6           Material Liabilities.  AVI has no material liability or obligation (individually or in the aggregate) that is not disclosed in the SEC Documents, including without limitation the financial statements contained therein, or incurred in the ordinary course of business consistent with AVI’s past practices.

4.7           Compliance with Other Instruments.  AVI is not in violation or default of any term of its certificate of incorporation or bylaws, or of any provision of any mortgage, indenture or material contract to which it is a party and by which it is bound or of any judgment, decree, order or writ, other than such violation(s) that would not have a Material Adverse Effect on AVI. The execution, delivery and performance of this Agreement, the issuance of the AVI Shares and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with, or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, decree, order or writ or an event that results in the creation of any lien, charge or encumbrance upon any assets of AVI or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to AVI, its business or operations or any of its assets or properties.

4.8           Nasdaq National Market.  The AVI Common Stock is listed on The Nasdaq National Market, and there are no proceedings to revoke or suspend such listing.  The issuance of the AVI Shares will not contravene any NASDAQ Marketplace Rule.  The AVI

Common Stock is registered pursuant to Section 12(g) of the Exchange Act.  AVI has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the AVI Common Stock under the Exchange Act or delisting the AVI Common Stock from The Nasdaq National Market.  AVI has not received any notification that, and has no knowledge that, the SEC or the NASD is contemplating terminating such listing or registration.  The issuance of the AVI Shares does not require stockholder approval, including, without limitation, as may be required pursuant to the Nasdaq Marketplace Rules.  The AVI Shares, as of the date of issuance, will be listed and available for trading on the Nasdaq National Market.

4.9           Disclosure.  Neither this Agreement nor the SEC Documents taken together contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

4.10         Investment Representations.

(a)           This Agreement is made with AVI in reliance upon AVI’s representations to Ercole, which by its acceptance hereof AVI hereby confirms, that the Ercole Shares to be received by it will be acquired for investment for its own account, not as a nominee or agent, and that it has no present intention of selling, granting participation in, or otherwise distributing the same in a manner than will violate the registration provisions of the 1933 Act or any applicable state securities laws.  By executing this Agreement, AVI further represents that it does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer or grant participations to any third person, with respect to any of the Ercole Shares.

(b)           AVI understands that the Ercole Shares have not been registered under the 1933 Act or any applicable state securities laws, based upon Ercole’s determination, on the grounds that the sale provided for in this Agreement and the issuance of securities hereunder are exempt from such registration, and that Ercole’s reliance on such exemption is predicated in part on AVI’s representations set forth herein.

(c)           AVI represents that it is an accredited investor, as defined under Regulation D of the 1933 Act, and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment hereunder, and has the ability to bear the economic risks of its investment.

(d)           AVI understands that the Ercole Shares may not be sold, transferred or otherwise disposed of without registration under the 1933 Act or any applicable state securities laws, or an exemption therefrom, and that in the absence of an effective registration statement covering the Ercole Shares or an available exemption from such registration, the Ercole Shares must be held indefinitely.  In particular, AVI represents that it is aware that the Ercole Shares may not be sold pursuant to Rule 144 promulgated under the 1933 Act unless all of the conditions of that Rule are met.  Among the conditions for use of Rule 144, prior to the time sales may be made under paragraph (k) of Rule 144, is the availability of current information to the public about Ercole.  Such information is not now available and Ercole has no present plans to make such information available.  AVI represents that, in the absence of an effective registration statement covering the Ercole Shares, it will sell, transfer, or otherwise dispose of the Ercole Shares only in a manner that does not violate the 1933 Act and any applicable state securities laws and then only in accordance with the provisions of Section 4.10 (e) hereof, the provisions of the Registration Rights contained herein and the provisions of Ercole’s Bylaws.

(e)           Prior to such time, if ever, as Ercole becomes subject to the reporting provisions of Section 13(a) or 15(d) of the Exchange Act, AVI agrees that in no event will it make a transfer or disposition of any of the Ercole Shares (other than pursuant to an effective registration statement under the 1933 Act or, to Ercole’s reasonable satisfaction, pursuant to Rule 144), unless and until (i) AVI shall have notified Ercole of the proposed disposition and (ii) if reasonably requested by Ercole, at the expense of AVI or transferee, it shall have furnished to Ercole an opinion of counsel, reasonably satisfactory to Ercole, to the effect that such transfer may be made without registration under the 1933 Act or any applicable state securities laws.

(f)            AVI understands that each certificate representing the Ercole Shares will be endorsed with a legend substantially as follows:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THESE SECURITIES MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.  COPIES OF THE STOCK PURCHASE AGREEMENT PROVIDING FOR RESTRICTIONS ON TRANSFER OF THESE SECURITIES MAY BE OBTAINED UPON WRITTEN REQUEST BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.”

4.11         No Public Market.  AVI understands that no public market now exists for any of the securities issued by Ercole and that there is no assurance that a public market will ever exist for the Ercole Shares or any such securities.

4.12         Government Consents.  No consent, approval or authorization of or designation, declaration or filing with any state, federal, or foreign governmental authority on the part of AVI is required in connection with the valid execution and delivery of this Agreement by AVI, and the consummation by AVI of the transactions contemplated hereby; provided, however, that AVI makes no representations as to Ercole’s compliance with applicable law.

5.             Conditions to Closing.  Unless otherwise provided in this Section 4.12, or as waived by AVI or Ercole, as applicable, the obligations of Ercole to issue and sell the Ercole Shares at the Closing and to accept delivery of the AVI Shares in payment therefor, the obligations of AVI to purchase the Ercole Shares at the Closing and to issue and deliver the AVI

Shares in payment of the Ercole Shares, are subject to the fulfillment on or before such Closing of each of the following conditions:

5.1           Representations and Warranties.  The representations and warranties contained in Sections 3 and 4 shall be true in all material respects on and as of the date of the Closing.

5.2           Performance.  Each party shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with by it on or before the Closing.

5.3           Qualifications; Filings.  All authorizations, filings, approvals or permits, if any, of any governmental authority or regulatory body of the United States or any agency thereof or of any state that are required prior to and in connection with the lawful issuance and sale of the Ercole Shares and the lawful issuance and delivery to Ercole of the AVI Shares pursuant to this Agreement, including, without limitation, the filing with the SEC by AVI of a prospectus supplement to the Registration Statement with respect to the AVI Shares, which prospectus supplement shall be in compliance in all material respects with applicable requirements, shall have been duly made or obtained and shall be effective on and as of the date of the Closing, except for notices required to be filed by Ercole with the SEC and certain state securities commissions as applicable after the Closing, which notices will be filed on a timely basis.

5.4           Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated hereby at the Closing hereunder and all related documents shall be reasonably satisfactory in substance and form to Ercole and its counsel and to AVI and its counsel, as applicable, and AVI and its counsel and Ercole and its counsel, as applicable, shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

5.5           Filing of Certificate of Designation to the Second Amended and Restated Certificate of Incorporation.  The Certificate of Designation to Second Amended and Restated Certificate of Incorporation of Ercole attached hereto as Exhibit A (the “Certificate”) shall have been duly filed by Ercole with the Secretary of State of the State of Delaware.

6.             Miscellaneous.

6.1           Entire Agreement.  This Agreement and the Ercole Schedule of Exceptions constitute the entire agreement between the parties, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants or agreements except as specifically set forth herein or therein.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement (including the Schedule of Exceptions which is part of this Agreement).

6.2           Headings.  The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.3           Notice.  Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery, if sent via facsimile (with confirmed receipt), or five business days after deposit with the United States Post Office, by registered or certified mail, postage prepaid, addressed

(a)           if to Ercole, at:

Ercole Biotech, Inc.

P.O. Box 12295

79 Alexander Drive, Bldg. 4401, Suite 200

Research Triangle Park, North Carolina 27709

Attention: President

Phone:  (919) 883-7118

Fax:  (919) 536-1700

With a copy to:

William N. Wofford, Esq.

Hutchison Law Group PLLC

5410 Trinity Road

Suite 400

Raleigh, North Carolina 27607

Phone:  (919) 829-9600

Fax:  (919) 829-9696

or at such other address as Ercole shall have furnished to AVI in writing in accordance with procedures set forth in this Section, and

(b)           if to AVI, at

AVI BioPharma, Inc.

One SW Columbia, Suite 1105

Portland, Oregon 97258

Attention: President

Phone:  (503) 227-0554

Fax:  (503) 227-0751

With a copy to:

Michael Phillips, Esq.

Davis Wright Tremaine LLP

1300 SW 5th Avenue, Suite 2300

Portland, OR 97201

Phone:  (503) 231-2300

Fax:  (503) 778-5499

or at such other address as AVI shall have furnished to Ercole in writing in accordance with procedures set forth in this Section.

6.4           Expenses.  Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement and any schedules or exhibits hereto.

6.5           Severability.  Any invalidity, illegality or limitation of the enforceability with respect to any one or more of the provisions of this Agreement, or any part thereof, shall in no way affect or impair the validity, legality or enforceability of any other provisions of this Agreement.  In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

6.6           Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to Ercole, AVI or any subsequent holder of any Ercole Shares upon any breach, default or noncompliance of Ercole, AVI, or any such holder under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring.  It is further agreed that any waiver, permit, consent or approval of any kind or character on the part of Ercole, AVI or any subsequent holder of any Ercole Shares of any breach, default or noncompliance under this Agreement or any waiver on Ercole’s, AVI’s or such subsequent holders’ part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing and that all remedies under this Agreement, by law, or otherwise afforded to Ercole, AVI or any subsequent holder of any Ercole Shares, shall be cumulative and not alternative.

6.7           Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) upon the written agreement of Ercole and AVI.  Any amendment or waiver effected in accordance with this Section 6.6 shall be binding upon AVI and each transferee of the Ercole Shares.

6.8           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.9           Governing Law.  This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents, made and to be performed entirely within the State of Delaware.

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IN WITNESS WHEREOF, the undersigned has caused this Series A-2 Preferred Stock and Common Stock Purchase Agreement to be executed and delivered effective as of the date first written above.

ERCOLE BIOTECH, INC.

By:
Ryszard Kole, President

AVI BIOPHARMA, INC.

By:
Name: Alan P. Timmins
Title: President and Chief Operating Officer